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                                                EXHIBIT 10.14
               ROBERT HALF INTERNATIONAL INC.

                       STOCKPLUS PLAN


          1. PURPOSES. The principal purposes of the Robert Half International Inc. StockPlus Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to employees of the Company, (b) to assist the Company in attracting, retaining and motivating employees with experience and ability, and (c) to associate the interests of such employees with those of RHII's shareholders.

          2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

          (a) "Common Stock" or "Stock" means RHII Common Stock, par value $.001 per share.

          (b) "Administrator" means a committee of the Board of Directors of RHII, the composition and the size of which shall cause such Administrator to be "disinterested" within the meaning of the General Rules and Regulations promulgated pursuant to Section 16 of the Exchange Act. If such Administrator is composed of "disinterested persons" within the meaning of such General Rules and Regulations, then any person who is appointed a member of such Administrator and who accepts appointment shall, by virtue thereof, be ineligible for the time period specified in such General Rules and Regulations to be granted an Option under the Plan. Unless otherwise determined by the Board of Directors, the Administrator shall be the Compensation Committee of the Board of Directors.

          (c) "Company" means Robert Half International Inc., its divisions and direct and indirect subsidiaries.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (e) "Fair Market Value" means the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value. If the Stock is not listed in the New York Stock Exchange or quoted on the NASDAQ National Market System, the Fair Market Value shall be determined in good faith by the Administrator.

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          (f) "Grant Date" means the date an Option is granted under the Plan.

          (g) "Option" or "Stock Option" means a right granted under the Plan to an Optionee to purchase shares of RHII Common Stock at a fixed price for a specified period of time.

          (h) "Option Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

          (i) "Optionee" means an eligible employee of the Company who has received a Stock Option granted under the Plan.

          (j) "RHII" means Robert Half International Inc., a Delaware corporation.

          3. ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be granted Options under the Plan, determine the size and applicable terms and conditions of grants to be made to such employees, determine the time when Options will be granted and authorize grants to eligible employees. Any guidelines that may be adopted from time to time by the Administrator shall be advisory only and shall not be binding upon the Administrator.

          The Administrator's interpretations of the Plan, and all actions taken and determinations made by the Administrator concerning any matter arising under or with respect to the Plan or any Options granted hereunder, shall be final, binding and conclusive on all interested parties. The Administrator may delegate ministerial functions hereunder, such delegation to be subject to such terms and conditions as the Administrator in its discretion shall determine. The Administrator may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of the Company.

          4. STOCK AVAILABLE FOR OPTIONS. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 1,895,000 shares of Common Stock, subject to any adjustments which may be made pursuant to
Section 11 hereof. Shares of Stock used for purposes of the Plan may be either shares of authorized but unissued Common Stock or treasury shares or both. Stock covered by Options

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which have terminated or expired prior to exercise or have been surrendered or cancelled shall be available for further option hereunder.

          5. ELIGIBILITY. All those employees of the Company as shall be determined from time to time by the Administrator shall be eligible to participate in the Plan, provided, however, that no employee may be granted Options in the aggregate which would result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Plan. However, no individual who is subject to Section 16 of the Exchange Act with respect to transactions in the Company's securities may be granted an option subsequent to November 1, 1995.

          6. TERMS AND CONDITIONS OF OPTIONS. Each Option granted hereunder shall be in writing and shall contain such terms and conditions as the Administrator may determine, subject to the following:

          (a) PRICE. The Option Price shall be not less than 85% of the Fair Market Value of Common Stock on the Grant Date.

          (b) TERM AND EXERCISE DATES. Options granted hereunder shall have a term of no longer than ten years from the Grant Date. No Option may be granted after the tenth anniversary of the date of adoption of this Plan. A grant of Options may become exercisable in installments; provided, however, that no Option shall become exercisable until six months following the Grant Date of such Option. However, Stock Options must be exercised for full shares of Common Stock. To the extent that Stock Options are not exercised when they become initially exercisable, they shall be carried forward and be exercisable until the expiration of the term of such Stock Options, subject to the provisions of Section 6(e) hereof. An option granted after November 1, 1995, to an eligible employee pursuant to this Plan shall automatically expire if, within six months after its grant, the recipient of such option becomes subject to Section 16 of the Exchange Act with respect to transactions in the Company's securities.

          (c) EXERCISE OF OPTION. To exercise an Option, the holder thereof shall give notice of his or her exercise to the Company, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Administrator may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. An Option is exercisable during an Optionee's lifetime only by the Optionee or Optionee's guardian or legal representative.

          (d) PAYMENT OF OPTION PRICE. The purchase price for Options being exercised must be paid in full at time of exercise. Payment shall be, at the option of the holder at the time of exercise, by any combination of cash, check or delivery of shares of Common Stock that have been owned by Optionee for at least six months. If all or a portion of the purchase price is paid by delivery of shares, the shares shall be valued at the Fair Market Value of such shares on

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the date of exercise.  In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld. No share of stock will be delivered to any Optionee until all such amounts have been paid. In the event that withholding taxes are not paid within the specified time period, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Optionee. If withholding taxes are paid by reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the date of exercise.

          (e) EFFECT OF TERMINATION OF EMPLOYMENT. All Options then held by the Optionee which are exercisable at the date of termination shall continue to be exercisable by the Optionee, or, if applicable, Optionee's estate, until the earlier of 30 days after such date or the expiration of such Options in accordance with their terms. All Options which are not exercisable at such date shall automatically terminate and lapse, unless the Administrator shall determine otherwise. Notwithstanding the foregoing, if exercise of an Option during the 30-day period described in the previous sentence would subject the Optionee to liability under Section 16 of the Exchange Act, such Option shall be exercisable until the earliest of (a) its normal termination date and (b) seven months after the last transaction in Common Stock by the Optionee prior to termination.

          (f) MISCONDUCT. In the event that the Administrator determines in good faith that an Optionee has (i) used for profit, or materially harmed the Company by disclosing to unauthorized persons, confidential information or trade secrets of the Company, (ii) materially breached any contract with, or materially violated any fiduciary obligation to, the Company, or (iii) engaged in unlawful trading in the securities of RHII or of another company based on nonpublic information gained as a result of that Optionee's employment with the Company, then, effective as of the date notice of such misconduct is given by the Administrator to the Optionee, that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Administrator shall determine otherwise.

          (g) NONTRANSFERABILITY OF OPTIONS. During an Optionee's lifetime, his or her Options shall not be transferrable and shall only be exercisable by the Optionee

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and any purported transfer shall be null and void.  Options are not transferable except by will or by the laws of descent and distribution.

          7. AMENDMENT. The Administrator may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any grants theretofore made hereunder. The Administrator may amend the terms and conditions of outstanding Options, provided, however, that (i) no such amendment shall be adverse to the holders of the Options, (ii) no such amendment shall extend the term of an Option, and (iii) the amended terms of the Option would be permitted under this Plan.

          8. FOREIGN EMPLOYEES. Without amending the Plan, the Administrator may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

          9. REGISTRATION, LISTING AND QUALIFICATION OF SHARES. Each Option shall be subject to the requirement that if at any time the Administrator shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Administrator. Any person exercising an Option shall make such representations and agreements and furnish such information as the Administrator may request to assure compliance with the foregoing or any other applicable legal requirements. RHII shall use its reasonable best efforts to cause shares issued hereunder to be registered under the Securities Act of 1933, as amended.

          10. BUY OUT OF OPTION GAINS. The Administrator shall have the right to elect, in its sole discretion and without the consent of the holder thereof (subject to the last sentence of this paragraph), to cancel the exercisable portion of any Option and pay to the Optionee the excess of the Fair Market Value of the shares of Common Stock covered by such cancelled portion of the Option over the Option

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Price of such cancelled portion of the Option at the date the Administrator provides written notice (the "Buy Out Notice") of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by RHII as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Administrator deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice.
In no event shall RHII be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of such buy out amounts shall be made net of any applicable foreign, federal (including
FICA), state and local withholding taxes. Notwithstanding the foregoing, no buy out may be effected (a) until at least six months after the Grant Date of the subject option, and (b) without the consent of the Optionee if the Optionee is generally required to file reports pursuant to Section 16(a) of the Exchange Act with respect to his transactions in the Common Stock.

          11. ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments may be made in the Plan and the Options granted hereunder as the Administrator determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and prices per share applicable to Options then outstanding and in the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

          12. NO RIGHTS TO OPTIONS OR EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Option under the Plan. Receipt of an Option under the Plan shall not give an employee any rights to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

          13. RIGHTS AS SHAREHOLDER. An Optionee under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee.

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          14.  OTHER ACTIONS.  This Plan shall not restrict the authority of the Administrator or of RHII, for proper corporate purposes, to grant or assume stock options, other than under the Plan, to or with respect to any employee or other person.

          15. COSTS AND EXPENSES. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by RHII and shall not be charged to any grant nor to any employee receiving a grant.

          16. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, RHII shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

          17. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

          18. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such persons.

          19. EFFECTIVE DATE. This Plan shall become effective upon adoption by the Board of Directors of RHII. If stockholder approval is required (a) under the General Rules and Regulations promulgated under
Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act, (b) by the rules of the New York Stock Exchange, if RHII Common Stock is listed thereon, or (c) by the rules of NASDAQ pertaining to the National Market System, if RHII Common Stock is quoted thereon, then this Plan shall be submitted to the stockholders of RHII for consideration at the next annual meeting of stockholders. The Administrator may make Options conditioned on such approval, and any Option so made shall be effective as of the date of grant.